Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375 and 333-29899) of ADTRAN, Inc. of our report dated June 17, 2010 relating to the financial statements and supplemental schedule of the ADTRAN, Inc. 401(k) Retirement Plan as of December 31, 2009 and 2008, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 17, 2010